UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 25, 2012

Rockwood Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32609	52-2277366
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Overlook Center

Princeton, New Jersey 08540

(Address of registrant’s principal executive office)

(609) 514-0300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 25, 2012, Rockwood Holdings, Inc. (the “Company”), as guarantor, Rockwood Specialties Group, Inc. (“RSGI”), an indirect wholly-owned subsidiary of the Company and each of RSGI’s existing domestic subsidiaries that is a guarantor under RSGI’s senior secured credit facilities (the “Subsidiary Guarantors” and together with the Company, the “Guarantors”), completed the public offering of $1,250,000,000 aggregate principal amount of RSGI’s 4.625% Senior Notes due 2020 (the “Notes”). The Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s, RSGI’s and the Subsidiary Guarantors’ Registration Statement on Form S-3 (File No. 333-183959) and prospectus dated September 18, 2012, as supplemented by the prospectus supplement dated September 20, 2012 and the free writing prospectus, dated September 20, 2012, each as previously filed with the Securities and Exchange Commission under the Securities Act.

The Notes and the guarantees were issued pursuant to an indenture (the “Base Indenture”), dated as of September 25, 2012, among RSGI, the Company and Wells Fargo Bank, National Association as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of September 25, 2012, among RSGI, the Guarantors and the Trustee (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

The Notes bear interest at an annual rate of 4.625%, payable semi-annually in arrears on April 15 and October 15.  The Notes will mature on October 15, 2020.

The Notes may be redeemed, in whole or in part, at any time prior to October 15, 2015 at a price equal to 100% of the aggregate principal amount of the Notes plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. On or after October 15, 2015, the Notes may be redeemed, in whole or in part, at the prices set forth below if redeemed during the 12-month period beginning on October 15 of the years set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date:

Year	Price

2015	103.469%

2016	102.313%

2017	101.156%

2018 and thereafter	100.000%

In addition, prior to October 15, 2015, RSGI may on one or more occasions redeem up to 35% of the Notes at a price equal to 104.625% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date with the net cash proceeds from certain equity offerings.

Following specific kinds of change of control events, RSGI will be required to offer to purchase all of the Notes at a purchase price of 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

The Indenture, among other things, will limit the ability of RSGI and its restricted subsidiaries to:

•                                          incur indebtedness;

•                                          pay dividends or make other distributions (subject to certain exceptions);

•                                          make investments and other restricted payments;

•                                          create liens;

•                                          sell assets;

•                                          incur restrictions on the ability of a subsidiary that is not a Subsidiary Guarantor to pay dividends or make other payments;

•                                          enter into certain transactions with affiliates; and

•                                          consolidate, merge, sell or otherwise dispose of all or substantially all of their assets.

These covenants are subject to a number of important qualifications and limitations. Certain covenants will be terminated and the guarantee of the guarantors will be automatically released at any time the Notes are rated “investment grade.” In addition, the Indenture contains customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately.

The net proceeds from the offering of the Notes will be used prepay $250.0 million of the Company’s term loan B, and to fund general corporate purposes, which may include, among other things, strategic investments and acquisitions, capital expenditures and additional repayment of other debt.

The foregoing description of the Notes, the Base Indenture and the First Supplemental Indenture does not purport to be complete and is subject to qualification in its entirety by the agreements and instruments which are attached hereto as Exhibits 4.1 and 4.2, and are incorporated herein by reference.

ITEM 2.03                                       CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

The information provided in Item 1.01 of this report is incorporated by reference into this Item 2.03.

ITEM 9.01                                                 FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                           Exhibits.  See Exhibit Index immediately following the signature page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockwood Holdings, Inc.

By:	/s/ Michael W. Valente
	Name:	Michael W. Valente
	Title:	Assistant Secretary

Exhibit No.	Description
4.1	Indenture dated as of September 25, 2012, among Rockwood Specialties Group, Inc., Rockwood Holdings, Inc. and Wells Fargo Bank, National Association, as trustee

4.2

First Supplemental Indenture dated as of September 25, 2012, among Rockwood Specialties Group, Inc., Rockwood Holdings, Inc., the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee

4.3	Form of Rockwood Specialties Group, Inc.’s 4.625% Senior Notes due October 15, 2020 (included as part of Exhibit 4.2)